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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): June 23, 1998
                                                          -------------


                         CENTRAL SPRINKLER CORPORATION
        ---------------------------------------------------------------
                (Exact Name of Registrant Specified in Charter)


        Pennsylvania                   0-13940                  23-2328106
       ----------------           ----------------          ------------------
       (State or Other            (Commission File           (I.R.S. Employer
       Jurisdiction of                 Number)              Identification No.)
       Incorporation)




         451 North Cannon Avenue
          Lansdale, Pennsylvania                             19446
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(Address of Principal Executive Offices)                   (Zip Code)




      Registrant's telephone number, including area code: (215) 362-0700
                                                          --------------



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

The Company previously announced in its Annual Report on Form 10-K for the fiscal year ended October 31, 1997 that it had recorded a charge of $13.2 million in its fourth fiscal quarter, which ended October 31, 1997, to cover the estimated future costs associated with its voluntary program for the testing and possible replacement of certain Omega fire sprinklers. The Company also recently announced that it had entered into an agreement with class representatives for the possible settlement of two of the class action lawsuits pending against the Company, but that the settlement is subject to a number of conditions, such as court approval, and further that the Company continues to defend itself and engage in settlement negotiations with the United States Consumer Product Safety Commission (the "Commission") regarding the administrative action that the Commission initiated against the Company with respect to its Omega sprinklers. In connection with recent settlement meetings with the Commission, the Company continues to analyze the projected costs of various remediation alternatives that may provide a basis for a possible resolution of the pending class actions and of the Commission's action. While it is impossible at this time to project a range of the likely costs that would be involved due to uncertainty regarding a number of factors, including whether the Commission's action can be settled, the terms of any such settlement and the number of building owners that would actually participate in any such settlement, the Company now believes that the amount previously reserved for the Omega sprinkler issues most likely may have to be increased to cover the costs that the Company may incur to resolve both the class actions and the Commission's action. It is likely that the Company will record a further charge to cover these issues, but the amount of this charge has not yet been determined.

This document contains certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include certain information relating to remediation alternatives that may provide a basis for a possible resolution of the pending class actions and of the Commission's action, the possible need to increase the amount the Company has reserved for the Omega sprinkler situation, the possibility that the Company may incur expenses to resolve the class actions and the Commission's actions, the likelihood that the Company will record a further charge to cover issues related to the Omega sprinkler, as well as information contained elsewhere in this document where statements are preceded by, followed by or include the words "believes," "expects," "may," "estimates," "anticipates," or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, without limitation, whether the Commission's action can be settled, the terms of any such settlement, the number of building owners that would actually participate in any such settlement, court approval of the agreement the Company has reached with the class representatives of two of the class actions, as well as other factors identified in this document, in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, and the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1998 and April 30, 1998.







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                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CENTRAL SPRINKLER CORPORATION
                                              (Registrant)


                                     By  /s/ Albert T. Sabol
                                         --------------------------------------
                                          Albert T. Sabol
                                          Executive Vice President, Finance and
                                          Chief Financial Officer


Dated:  June 23, 1998